Exhibit 10.2

SALE AND SERVICING AGREEMENT

by and between

CAPITAL ONE AUTO FINANCE TRUST 2003-B,

as Issuer

CAPITAL ONE AUTO RECEIVABLES, LLC,

as Seller

CAPITAL ONE AUTO FINANCE, INC.,

as Servicer

and

JPMORGAN CHASE BANK,

as Indenture Trustee

Dated as of November 18, 2003

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

Schedule I	Representations and Warranties
Schedule II	Notice Addresses

Exhibit A	Form of Notice of Funding Date
Exhibit B	Form of Joint Officer’s Certificate
Exhibit C	Form of Assignment pursuant to Sale and Servicing Agreement
Exhibit D	Form of Servicer’s Certificate
Exhibit E	Specified Servicing Practices

Appendix A	Definitions

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SALE AND SERVICING AGREEMENT, dated as of November 18, 2003 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), by and between CAPITAL ONE AUTO FINANCE TRUST 2003-B, a Delaware statutory trust (the “Issuer”), CAPITAL ONE AUTO RECEIVABLES, LLC, a Delaware limited liability company, as seller (the “Seller”), CAPITAL ONE AUTO FINANCE, INC., a Texas corporation (“COAF”), as servicer (in such capacity, the “Servicer”), and JPMORGAN CHASE BANK, a New York banking corporation, as indenture trustee (the “Indenture Trustee”).

WHEREAS, the Issuer desires to purchase from the Seller a portfolio of motor vehicle receivables, including motor vehicle retail installment sales contracts and/or installment loans that are secured by new and used automobiles and light-duty trucks;

WHEREAS, the Seller is willing to sell such portfolio of motor vehicle receivables and related property to the Issuer; and

WHEREAS, COAF is willing to service such motor vehicle receivables and related property on behalf of the Issuer;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

SECTION 1.1 Definitions. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that are applicable herein.

SECTION 1.2 Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE II

CONVEYANCE OF TRANSFERRED ASSETS

SECTION 2.1 Conveyance of Transferred Assets. (a) In consideration of the Issuer’s sale and delivery to, or upon the order of, the Seller of all of the Notes on the Closing Date, the Seller does hereby irrevocably sell, transfer, assign and otherwise convey to the Issuer without recourse (subject to the obligations herein) all right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under the Initial Transferred Assets, identified in an Assignment substantially in the form of Exhibit C delivered on the Closing Date. The sale, transfer, assignment and conveyance made hereunder does not constitute and is not intended to result in an assumption by the Issuer of any obligation of the Seller or any Originator to the Obligors, the Dealers or any other Person in connection with the Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

(b) In consideration of the payment of the Receivables Purchase Price from the Pre-Funding Account, on each Funding Date the Seller does hereby sell, transfer, assign, and otherwise convey to the Issuer without recourse (subject to the obligations herein) all right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under the Subsequent Transferred Assets, identified in an Assignment substantially in the form of Exhibit C delivered on such Funding Date. The purchase of the Subsequent Transferred Assets on each Funding Date shall be made in accordance with the Purchase Agreement and this Agreement. The sale, transfer, assignment and conveyance made hereunder does not constitute and is not intended to result in an assumption by the Issuer of any obligation of the Seller or any Originator to the Obligors, the Dealers or any other Person in connection with the Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

SECTION 2.2 Representations and Warranties of the Seller as to each Receivable. On the date hereof, with respect to the Initial Receivables, or on each Funding Date, with respect to the Subsequent Receivables, the Seller hereby makes the representations and warranties set forth on Schedule I as to the Initial Receivables and Subsequent Receivables, as applicable, sold, transferred, assigned, and otherwise conveyed to the Issuer under this Agreement on which such representations and warranties the Issuer relies in acquiring the Receivables. The representations and warranties as to each Receivable shall survive the Grant of the Receivables by the Issuer to the Indenture Trustee pursuant to the Indenture.

SECTION 2.3 Repurchase upon Breach. Upon discovery by any party hereto of a breach of any of the representations and warranties set forth in Section 2.2 at the time such representations and warranties were made which materially and adversely affects the interests of the Issuer, the Note Insurer or the Noteholders, the party discovering such breach shall give prompt written notice thereof to the other parties hereto; provided, that the failure to give such notice shall not affect any obligation of the Seller hereunder. If the Seller does not correct or cure such breach prior to the end of the Collection Period which includes the 60th day (or, if the Seller elects, an earlier date) after the date that the Seller became aware or was notified of such breach, then the Seller shall purchase from the Issuer any Receivable affected by such breach which materially and adversely affects the interests of the Issuer, the Note Insurer and the

Noteholders in such Receivable on the Payment Date following the end of such Collection Period. Any such purchase by the Seller shall be at a price equal to the Repurchase Price. In consideration for such repurchase, the Seller shall make (or shall cause to be made) a payment to the Issuer equal to the Repurchase Price by depositing such amount into the Collection Account prior to noon, New York City time on such Payment Date. Upon payment of such Repurchase Price by the Seller, the Indenture Trustee, on behalf of the Indenture Secured Parties, shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as shall be reasonably necessary to vest in the Seller or its designee all of the Issuer’s and Indenture Trustee’s rights in any Receivable repurchased pursuant hereto. It is understood and agreed that the right to cause the Seller to purchase (or to enforce the obligations of COAF under the Purchase Agreement to purchase) any Receivable as described above shall constitute the sole remedy respecting such breach available to the Issuer, the Note Insurer and the Indenture Trustee. Neither the Owner Trustee nor the Indenture Trustee will have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 2.3.

SECTION 2.4 Custody of Receivable Files.

(a) Custody. The Issuer, upon the execution and delivery of this Agreement, hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer and the Indenture Trustee as custodian of the following documents or instruments, which are hereby or will hereby be constructively delivered to the Indenture Trustee, as pledgee of the Issuer pursuant to the Indenture with respect to each Receivable (but only to the extent applicable to such Receivable and only to the extent held in tangible paper form) (the “Receivable Files”):

(i)	the fully executed original Contract related to such Receivable, including any written amendments or extensions thereto;

(ii)	the original credit application or a photocopy thereof to the extent held in paper form;

(iii)	the original Certificate of Title or, if not yet received, evidence that an application therefore has been submitted with the appropriate authority, a guaranty of title from a Dealer or such other document (electronic or otherwise, as used in the applicable jurisdiction) that the Servicer keeps on file, in accordance with its Customary Servicing Practices, evidencing the security interest of the applicable Originator in the Financed Vehicle; provided, however, that in lieu of being held in the Receivable File, the Certificate of Title may be held by a third party service provider engaged by the Servicer to obtain and/or hold Certificates of Title; and

(iv)	any and all other documents that the Servicer keeps on file, in accordance with its Customary Servicing Practices, relating to a Receivable, an Obligor or a Financed Vehicle.

(b) Safekeeping. The Servicer, in its capacity as custodian, shall hold the Receivable Files for the benefit of the Issuer, the Note Insurer and the Indenture Trustee. In performing its duties as custodian, the Servicer shall act in accordance with its Customary Servicing Practices. In accordance with its Customary Servicing Practices, the Servicer will conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement, and of the related accounts, records, and computer systems, in such a manner as would enable the Issuer, the Note Insurer or the Indenture Trustee to verify the accuracy of the Servicer’s record keeping. The Servicer will promptly report to the Issuer, the Note Insurer and the Indenture Trustee any failure on its part to hold a material portion of the Receivable Files, maintain its accounts, records, and computer systems as herein provided or promptly take appropriate action to remedy any such failure. Nothing herein will be deemed to require an initial review or any periodic review by the Issuer, the Note Insurer or the Indenture Trustee of the Receivable Files.

(c) Maintenance of and Access to Records. The Servicer will maintain each Receivable File at one of its offices in the United States, or at such other location as specified to the Issuer, the Note Insurer and the Indenture Trustee by written notice not later than ninety (90) days after any change in location (it being understood that the Receivable Files, or any part thereof, may be maintained at the offices of any Person to whom the Servicer has delegated responsibilities in accordance with Section 6.5). The Servicer will make available to the Issuer, the Note Insurer and the Indenture Trustee or their duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files upon request. The Servicer will provide access to the Receivable Files, and the related accounts records, and computer systems maintained by the Servicer at such times as the Issuer, the Note Insurer or the Indenture Trustee direct, but only upon reasonable notice and during the normal business hours at the respective offices of the Servicer.

(d) Release of Documents. Upon written instructions from the Indenture Trustee, the Servicer will release or cause to be released any document in the Receivable Files to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon thereafter as is practicable. Any document so released will be handled by the Indenture Trustee with due care and returned to the Servicer for safekeeping as soon as the Indenture Trustee or its agent or designee, as the case may be, has no further need therefor.

(e) Instructions; Authority to Act. All instructions from the Indenture Trustee will be in writing and signed by an Authorized Officer of the Indenture Trustee, and the Servicer will be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of such written instructions.

(f) Custodian’s Indemnification. Subject to Section 6.2, the Servicer as custodian will indemnify the Issuer, the Note Insurer and the Indenture Trustee for any and all liabilities, obligations, losses, compensatory damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred, or asserted against the Issuer, the Note Insurer or the Indenture Trustee as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer will not be liable to (i) the Issuer, the Indenture Trustee or the Note Insurer for any portion of any such amount resulting from the willful misconduct, bad faith or negligence of the Indenture Trustee, the Note Insurer or the Issuer or (ii) the Indenture Trustee for any portion of any such amount resulting from the failure of the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee to handle with due care any Certificate of Title or other document released to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee pursuant to Section 2.4(d).

(g) Effective Period and Termination. The Servicer’s appointment as custodian will become effective as of the Initial Cut-Off Date and will continue in full force and effect until terminated pursuant to this Section. If COAF resigns as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer have been terminated under Section 7.1, the appointment of the Servicer as custodian hereunder may be terminated by the Indenture Trustee or by the Controlling Party, in the same manner as the Indenture Trustee or the Controlling Party may terminate the rights and obligations of the Servicer under Section 7.1. As soon as practicable after any termination of such appointment, the Servicer will deliver to the Indenture Trustee or the Indenture Trustee’s agent the Receivable Files and the related accounts and records maintained by the Servicer at such place or places as the Indenture Trustee or the Controlling Party may reasonably designate.

SECTION 2.5 Funding Events.

(a) A funding event (each, a “Funding Event”) shall occur upon a Funding Date and in accordance with the requirements of this Section.

(b) During the Funding Period, the Issuer shall, on the Funding Dates, (i) acquire Subsequent Transferred Assets from the Seller pursuant to Section 2.1(b) (and the Seller shall acquire such Subsequent Transferred Assets from COAF pursuant to the Purchase Agreement) and (ii) Grant all of the Issuer’s right, title and interest in, to and under such Subsequent Transferred Assets to the Indenture Trustee for the benefit of the Indenture Secured Parties. Such Subsequent Transferred Assets shall be acquired at the option of the Issuer upon instruction from the Servicer; provided that such Subsequent Transferred Assets may not be acquired through the Pre-Funding Account without the consent of the Note Insurer; provided, however, that the giving or withholding of such consent shall be based solely on the characteristics of the Subsequent Transferred Assets in relation to the Initial Transferred Assets.

(c) The following procedures shall be followed to effect a Funding Event:

(i)	COAF will package and forward or cause to be packaged and forwarded to the Servicer the Receivables File with respect to each Subsequent Receivable.

(ii)	At least five (5) days prior to the Funding Date, the Issuer shall deliver, or cause to be delivered, to the Indenture Trustee, the Servicer and the Note Insurer the following:

(1)	a Notice of Funding Date (substantially in the form of Exhibit A hereto) with the related Schedule of Receivables delivered by the Seller with respect thereto; and

(2)	a joint Officer’s Certificate of COAF, the Seller and the Issuer (substantially in the form of Exhibit B hereto).

(d) Upon satisfaction of the above requirements, the Indenture Trustee will, on the Funding Date, withdraw from the Pre-Funding Account an amount equal to the Receivables Purchase Price for the Subsequent Receivables acquired on such Funding Date and shall forward such funds (less amounts required to be deposited into the Reserve Account as described below) to the Seller (or to COAF on behalf of the Seller) or its designee, in cash by federal wire transfer funds, pursuant to the written directions provided to the Indenture Trustee in the Notice of Funding Date. The Indenture Trustee, on behalf of the Seller, shall deposit into the Reserve Account from amounts which would otherwise be released to the Seller from the Pre-Funding Account, an amount equal to the Subsequent Reserve Account Deposit Amount for such Funding Date.

SECTION 2.6 Certificate of Title Repurchase Event. The Servicer shall inform the Issuer, the Seller, the Note Insurer, the Indenture Trustee and the Swap Counterparty promptly, in writing, upon the occurrence of the day that is 10 Business Days prior to the First Title Delivery Date of each Receivable for which no Certificate of Title has been delivered to the Servicer or its agent as of such day. Upon the occurrence of a Certificate of Title Repurchase Event with respect to any Receivable, the Seller shall purchase such Receivable from the Issuer on the Payment Date following the end of the Collection Period during which such Certificate of Title Repurchase Event occurs. Any such purchase by the Seller shall be at a price equal to the Repurchase Price. In consideration for such repurchase, the Seller shall make (or shall cause to be made) a payment to the Issuer equal to the Repurchase Price by depositing such amount into the Collection Account prior to noon, New York City time on such Payment Date. Upon payment of such Repurchase Price by the Seller, the Issuer and the Indenture Trustee shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as shall be reasonably necessary to vest in the Seller or its designee any Receivable repurchased pursuant hereto. It is understood and agreed that the right to cause the Seller to purchase (or to enforce the obligations of COAF under the Purchase Agreement to purchase) any Receivable as described above shall constitute the sole remedy with respect to a Certificate of Title Repurchase Event available to the Issuer, the Note Insurer and the Indenture Trustee. Neither the Owner Trustee nor the Indenture Trustee will have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 2.6.

ARTICLE III

ADMINISTRATION AND SERVICING OF

RECEIVABLES AND TRUST PROPERTY

SECTION 3.1 Duties of Servicer.

(a) The Servicer is hereby appointed by the Issuer and authorized to act as agent for the Issuer and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables will be carried out in accordance with its

Customary Servicing Practices, using the degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. The Servicer’s duties will include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending invoices or payment coupons to Obligors, reporting any required tax information to Obligors, accounting for collections and furnishing monthly and annual statements to the Indenture Trustee and the Note Insurer with respect to distributions and performing the other duties specified herein. The Servicer hereby accepts such appointment and authorization and agrees to perform the duties of Servicer with respect to the Receivables set forth herein.

(b) The Servicer will follow its Customary Servicing Practices and will have full power and authority to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Note Insurer, the Residual Interestholders, or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. The Servicer is hereby authorized to commence, in its own name or in the name of the Issuer, a legal proceeding to enforce a Receivable or to commence or participate in any other legal proceeding (including a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences a legal proceeding to enforce a Receivable, the Issuer will thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Issuer to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. If in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Receivable on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable, the Issuer will, at the Servicer’s expense and direction, take steps to enforce the Receivable, including bringing suit in its name or the names of the Indenture Trustee. The Issuer will furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer, at its expense, will obtain on behalf of the Issuer all licenses, if any, required by the laws of any jurisdiction to be held by the Issuer in connection with ownership of the Receivables, and will make all filings and pay all fees as may be required in connection therewith during the term hereof.

(c) The Servicer hereby agrees that upon its resignation and the appointment of a successor Servicer hereunder, the Servicer will terminate its activities as Servicer hereunder in accordance with Section 7.1, and, in any case, in a manner which the Controlling Party or the Indenture Trustee with the consent of the Controlling Party reasonably determines will facilitate the transition of the performance of such activities to such successor Servicer, and the Servicer shall cooperate with and assist such successor Servicer.

SECTION 3.2 Collection of Receivable Payments. The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the

Receivables as and when the same become due in accordance with its Customary Servicing Practices and will otherwise act with respect to the Receivables and the Insurance Policies in such manner as will, in the reasonable judgment of the Servicer, maximize the net amount to be received by the Issuer with respect thereto. Subject to Section 3.5, the Servicer may extend the then-current maturity of any Receivable by one month (each such extension, an “Extension”) and may grant modifications or amendments to any Receivable in accordance with its Customary Servicing Practices (i) in order to change the Obligor’s regular due date, (ii) in order to re-amortize the scheduled receivables payments on the Receivable following a partial prepayment of principal or (iii) as may be required by law, if the Servicer believes in good faith that such Extension, modification or amendment is necessary to avoid a default on such Receivable and is otherwise in the best interests of the Issuer; provided, however, that (i) no more than three (3) Extensions may be granted with respect to any Receivable during any twelve (12) month period, and no more than six (6) Extensions may be granted with respect to any Receivable during the term of that Receivable; (ii) no more than two (2) Extensions may be granted with respect to any Receivable during any three (3) month period; (iii) in any given three (3) month period, the average percentage of Receivables that have been the subject of an Extension during each month (by number of Receivables at the beginning of each month) shall not exceed 4.00% (or such other percentage as may be agreed to by the Controlling Party); and (iv) no Extension may be given if, as a result, the final scheduled payment due on such Receivable would be extended past July 31, 2010, which is the date which is the end of the second month immediately preceding the Class A-4 Final Scheduled Payment Date. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. Notwithstanding anything in this Agreement to the contrary, the Servicer may refinance any Receivable by accepting a new promissory note from the related Obligor and depositing the full outstanding Principal Balance of such Receivable into the Collection Account. The receivable created by such refinancing shall not be property of the Issuer.

SECTION 3.3 Repossession of Financed Vehicles. On behalf of the Issuer, the Servicer will use commercially reasonable efforts, consistent with its Customary Servicing Practices, to repossess or otherwise convert the ownership of and liquidate the Financed Vehicle securing any Receivable as to which the Servicer had determined eventual payment in full is unlikely; provided, however, that the Servicer may elect not to repossess a Financed Vehicle if in its good faith judgment it determines that repossession will not increase the amounts described in clauses (a) through (c) of the definition of Liquidation Proceeds by an amount greater than the expense of such repossession or that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. The Servicer is authorized as it deems necessary or advisable, consistent with its Customary Servicing Practices, to make reasonable efforts to realize upon any recourse to any Dealer and selling the related Financed Vehicle at public or private sale. The foregoing will be subject to the provision that, in any case in which the Financed Vehicle has suffered damage, the Servicer shall not be required to expend funds in connection with the repair or the repossession of such Financed Vehicle unless it determines in its sole discretion that such repair and/or repossession will increase the amounts described in clauses (a) through (c) of the definition of Liquidation Proceeds with respect to such Financed Vehicle by an amount greater than the amount of such expenses.

SECTION 3.4 Maintenance of Security Interests in Financed Vehicles. The Servicer will, in accordance with its Customary Servicing Practices, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Issuer hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Issuer is insufficient, without a notation on the related Financed Vehicle’s Certificate of Title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Issuer, the Servicer agrees that COAF’s designation as the secured party on the Certificate of Title, to the extent that COAF is so designated, is in its capacity as Servicer and agent of the Issuer.

SECTION 3.5 Covenants of Servicer.

(a) Lien in Force. The Servicer will not (i) release the Financed Vehicle securing each such Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by or on behalf of the Obligor thereunder or payment in full less a deficiency which the Servicer would not attempt to collect in accordance with its Customary Servicing Practices or in connection with repossession or except as may be required by an insurer in order to receive proceeds from any Insurance Policy covering such Financed Vehicle or (ii) reduce the Contract Rate with respect to any Receivable other than as required by applicable law or (iii) reduce the Principal Balance with respect to any Receivable other than (A) as required by applicable law, (B) in connection with a settlement in the event the Receivable becomes a Defaulted Receivable or (C) in connection with a Cram Down Loss relating to such Receivable.

(b) No Impairment. The Servicer will do nothing to materially impair the rights of the Issuer, the Indenture Trustee or the Noteholders in the Receivables or the Insurance Policies except as otherwise expressly provided in the Transaction Documents.

(c) Restrictions on Liens. The Servicer will not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables except for the lien in favor of the Indenture Trustee for the benefit of the Indenture Secured Parties, and the restrictions on transferability imposed by this Agreement or (ii) file or authorize for filing under the UCC of any jurisdiction any financing statement which names the Servicer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the lien of the Indenture Trustee for the benefit of the Indenture Secured Parties.

SECTION 3.6 Purchase of Receivables Upon Breach. Upon discovery by any party hereto of a breach of any of the obligations set forth in Section 3.2, 3.3, 3.4 or 3.5 which materially and adversely affects the interests of the Issuer, the Note Insurer or the Noteholders, the party discovering such breach shall give prompt written notice thereof to the other parties hereto; provided, that the failure to give such notice shall not affect any obligation of the Servicer under this Section 3.6. If the Servicer does not correct or cure such breach prior to the end of the Collection Period which includes the 60th day (or, if the Servicer elects, an earlier date) after the date that the Servicer became aware or was notified of any such breach which materially and adversely affects the interests of the Issuer, the Note Insurer or the Noteholders in any Receivable, then the Servicer shall purchase any Receivable affected by such breach from the Issuer on the Payment Date following the end of such Collection Period. Any such purchase by the Servicer shall be at a price equal to the Repurchase Price. In consideration for such repurchase, the Servicer shall make (or shall cause to be made) a payment to the Issuer equal to the Repurchase Price by depositing such amount into the Collection Account prior to noon, New York City time on such Payment Date. Upon payment of such Repurchase Price by the Servicer, the Issuer and the Indenture Trustee, on behalf of the Indenture Secured Parties, shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as shall be reasonably necessary to vest in the Servicer or its designee any Receivable repurchased pursuant hereto, together with the other related Transferred Assets. It is understood and agreed that the obligation of the Servicer to purchase any Receivable as described above shall constitute the sole remedy respecting such breach available to the Issuer, the Note Insurer, the Swap Counterparty and the Indenture Trustee; provided, however, that the Servicer will indemnify the Issuer, the Note Insurer, the Owner Trustee, the Indenture Trustee and the Noteholders from and against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach. The indemnification provided pursuant to this section will survive the removal or resignation of the Servicer, the Note Insurer, the Swap Counterparty and /or the Indenture Trustee.

SECTION 3.7 Servicing Fee. On each Payment Date, the Issuer shall pay to the Servicer the Servicing Fee in accordance with Section 4.4 for the immediately preceding Collection Period as compensation for its services. In addition, the Servicer will be entitled to retain all Supplemental Servicing Fees. The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, expenses incurred in connection with distributions and reports made by the Servicer to Noteholders or the Note Insurer and, to the extent not provided for pursuant to Section 4.4, all other fees and out-of-pocket expenses of the Owner Trustee and the Indenture Trustee, except taxes levied or assessed against the Issuer, the Owner Trustee or the Indenture Trustee, and claims against the Issuer, the Owner Trustee, or the Indenture Trustee in respect of indemnification, which taxes and claims in respect of indemnification against the Issuer are expressly stated to be for the account of COAF). Notwithstanding the foregoing, if the Servicer is not COAF, a successor to COAF as Servicer will not be liable for taxes levied or assessed against the Issuer or claims against the Issuer in respect of indemnification, the fees referred to above and expenses referred to above.

SECTION 3.8 Servicer’s Certificate. On the Determination Date preceding each Payment Date, the Servicer shall deliver to the Indenture Trustee and each Paying Agent, with a copy to each of the Rating Agencies, the Swap Counterparty and the Note Insurer, a Servicer’s Certificate in substantially the form set forth in Exhibit D. At the sole option of the Servicer, each Servicer’s Certificate may be delivered in electronic or hard copy format.

SECTION 3.9 Annual Officer’s Certificate; Notice of Servicer Termination Event. (a) The Servicer will deliver to the Rating Agencies, the Swap Counterparty, the Issuer, the

Indenture Trustee and the Note Insurer, on or before March 15 of each year, beginning on March 15, 2004, an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that (i) a review of the activities of the Servicer during the prior calendar year and of performance under this Agreement has been made under such Authorized Officer’s supervision; and (ii) to the best of such Authorized Officer’s knowledge, based on such review, the Servicer has performed in all material respects its obligations under this Agreement throughout such year, or, if there has been a material default in the performance of any such obligation, specifying each such default known to such Authorized Officer and the nature and status thereof.

(b) The Servicer will deliver to the Issuer, the Swap Counterparty, the Note Insurer, the Indenture Trustee and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days after having obtained such knowledge, written notice in an Officer’s Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event.

SECTION 3.10 Annual Independent Public Accountants’ Reports.

(a) The Servicer shall cause a firm of independent certified public accountants, who may also render other services to the Servicer or to its Affiliates, to deliver to the Rating Agencies, the Swap Counterparty, the Issuer, the Indenture Trustee and the Note Insurer on or before March 15 of each year, beginning March 15, 2004, a report addressed to the board of directors of the Servicer, to the effect that such firm has examined the Officer’s Certificate delivered by the Servicer pursuant to Section 3.9 and that: (a) such examination was made in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Servicer’s compliance with those requirements and performing such other procedures as such accountants considered necessary in the circumstances and (b) except as described in such report, the Servicer’s annual statement of compliance for such year delivered pursuant to Section 3.9 is fairly stated in all material respects.

(b) The Servicer shall cause a firm of independent certified public accountants, who may also render other services to the Servicer or to its Affiliates, to deliver to the Rating Agencies, the Swap Counterparty and the Note Insurer upon receipt of covenants and representations from such Persons as such firm of independent certified public accountants may require, and as soon as practicable, but in any event within 120 days after the end of each fiscal year, an annual review of the Servicer’s procedures and operations in form and substance reasonably satisfactory to the Note Insurer, prepared by such firm of independent certified public accountants, dated as of March 15 of each year beginning March 15, 2004 and substantially stating to the effect that (i) such accountants have examined the accounts and records of the Servicer relating to the Trust Estate (which records shall be described in one or more schedules to such statement), (ii) such firm has compared the information contained in certain Servicer’s Certificates delivered in the relevant period with information contained in the accounts and records of other relevant source documents for such period, and (iii) on the basis of the procedures performed, whether the information examined and contained in such Servicer’s Certificates delivered for the relevant period reconciles and agrees with the information contained in such accounts and records or other relevant source documents except for such exceptions as such firm of independent certified public accountants believe to be immaterial and such other exceptions as shall be set forth in such statement.

SECTION 3.11 Servicer Expenses. The Servicer will be required to pay all expenses (other than expenses described in the definition of Liquidation Proceeds) incurred by it in connection with its activities hereunder, including fees and disbursements of the Indenture Trustee, Owner Trustee (in accordance with Section 8.1 of the Trust Agreement), independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Noteholders and the Residual Interestholders.

SECTION 3.12 Insurance. The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Issuer. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement will be deemed to be an automatic assignment of the rights of the Issuer under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Issuer and/or the Indenture Trustee, at the Servicer’s expense, will take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Issuer and the Owner Trustee and/or the Indenture Trustee for the benefit of the Noteholders.

ARTICLE IV

DISTRIBUTIONS; ACCOUNTS

STATEMENTS TO THE RESIDUAL INTERESTHOLDERS

AND THE NOTEHOLDERS

SECTION 4.1 Establishment of Accounts. (a) The Servicer shall cause to be established:

(i)	For the benefit of the Indenture Secured Parties in the name of the Indenture Trustee, an Eligible Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Note Insurer, which Eligible Account shall be established by and maintained with the Indenture Trustee or its designee.

(ii)	For the benefit of the Indenture Secured Parties, in the name of the Indenture Trustee, an Eligible Account (the “Principal Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Note Insurer, which Eligible Account shall be established by and maintained with the Indenture Trustee or its designee.

(iii)

For the benefit of the Indenture Secured Parties, in the name of the Indenture Trustee, an Eligible Account (the “Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Note Insurer, which Eligible Account shall be established by and maintained with the Indenture Trustee or its designee.

(iv)	For the benefit of the Indenture Secured Parties, in the name of the Indenture Trustee, an Eligible Account (the “Pre-Funding Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Note Insurer, which Eligible Account shall be established by and maintained with the Indenture Trustee or its designee.

(b) Funds on deposit in the Collection Account, the Pre-Funding Account, the Reserve Account, the Principal Distribution Account, the Insurance Account and the Swap Termination Payment Account shall be invested by the Indenture Trustee in Eligible Investments selected in writing by the Servicer and of which the Servicer provides notification (pursuant to standing instructions or otherwise); provided that it is understood and agreed that neither the Servicer, the Indenture Trustee nor the Issuer shall be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by or on behalf of the Indenture Trustee as secured party for the benefit of the Indenture Secured Parties. Except to the extent the Rating Agency Condition is satisfied and the Note Insurer (unless the Note Insurer is not the Controlling Party) consents, all investments of funds on deposit in the Trust Accounts shall mature so that such funds will be available on the immediately following Payment Date. No Eligible Investment shall be sold or otherwise disposed of prior to its scheduled maturity unless a default occurs with respect to such Eligible Investment and the Servicer directs the Indenture Trustee in writing to dispose of such Eligible Investment.

(c) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof and all such funds, investments and proceeds shall be part of the Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Note Insurer. If, at any time, any Trust Account ceases to be an Eligible Account, the Servicer shall promptly notify the Note Insurer and the Indenture Trustee (unless such Trust Account is an account with the Indenture Trustee) in writing and within 10 Business Days (or such longer period as to which each Rating Agency and the Note Insurer (unless the Note Insurer is not the Controlling Party) may consent) after becoming aware of the fact, establish a new Trust Account as an Eligible Account and shall direct the Indenture Trustee to transfer any cash and/or any investments to such new Trust Account.

(d) With respect to the Trust Account Property, the parties hereto agree that:

(i)	any Trust Account Property that is held in deposit accounts shall be held solely in Eligible Accounts and, except as otherwise provided herein, each such Eligible Account shall be subject to the exclusive custody and control of the Indenture Trustee, and, except as otherwise provided in the Transaction Documents, the Indenture Trustee or its designee shall have sole signature authority with respect thereto;

(ii)	any Trust Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee or its designee, in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Indenture Trustee or any such designee;

(iii)	any Trust Account Property that is an “uncertificated security” under Article 8 of the UCC and that is not governed by clause (iv) below shall be delivered to the Indenture Trustee or its designee in accordance with paragraph (c) of the definition of “Delivery” and shall be maintained by the Indenture Trustee or such designee, pending maturity or disposition, through continued registration of the Indenture Trustee’s (or its designee’s) ownership of such security; and

(iv)	any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Indenture Trustee or its designee or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Indenture Trustee or such designee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph.

SECTION 4.2 Remittances. The Servicer shall deposit an amount equal to all Collections into the Collection Account within two Business Days after receipt; provided, however, that if the Monthly Remittance Condition is satisfied, then the Servicer shall not be required to deposit into the Collection Account an amount equal to the Collections received during any Collection Period until noon, New York City time, on the following Payment Date. The “Monthly Remittance Condition” shall be deemed to be satisfied if (i) COAF or one of its Affiliates is the Servicer, (ii) no Servicer Termination Event has occurred and is continuing and (iii) Capital One Financial Corporation has a short-term debt rating of at least “Prime-1” from Moody’s and “A-1” from Standard & Poor’s. Notwithstanding the foregoing, the Servicer may remit Collections to the Collection Account on any other alternate remittance schedule (but not later than the related Payment Date) if the Rating Agency Condition is satisfied with respect to such alternate remittance schedule and, unless the Note Insurer is not the Controlling Party, the Note Insurer has provided its prior written consent to such alternate remittance schedule. Pending deposit into the Collection Account, Collections may be commingled and used by the Servicer at its own risk and are not required to be segregated from its own funds.

SECTION 4.3 Additional Deposits and Payments. (a) On each Payment Date, the Servicer and the Seller will deposit into the Collection Account the aggregate Repurchase Price with respect to Repurchased Receivables purchased by the Servicer or the Seller on such Payment Date and the Servicer will deposit into the Collection Account all amounts to be paid under Section 8.1. All such deposits with respect to a Payment Date will be made, in immediately available funds by noon, New York City time, on such Payment Date related to such Collection Period.

(b) The Indenture Trustee will, on the Payment Date relating to each Collection Period, withdraw from the Reserve Account the Reserve Account Draw Amount and the investment income accrued during such Collection Period from the investment of funds in the Reserve Account and deposit such amounts in the Collection Account.

(c) The Indenture Trustee will, on the Payment Date relating to each Collection Period, withdraw from the Pre-Funding Account the investment income accrued during such Collection Period from the investment of funds in the Pre-Funding Account and deposit such amount in the Collection Account.

(d) The Indenture Trustee will, on each Payment Date, withdraw from the Reserve Account the Reserve Account Excess Amount, if any, for such Payment Date and deposit such amount in the Collection Account.

(e) On the Closing Date the Seller will deposit, or cause to be deposited from proceeds of the sale of the Notes, into the Reserve Account an amount equal to the Initial Reserve Account Deposit Amount.

(f) On each Funding Date, the Seller will deposit into the Reserve Account an amount equal to the Subsequent Reserve Account Deposit Amount for such Funding Date.

(g) On or prior to the third Business Day preceding each Determination Date, the Indenture Trustee shall send a written notice to the Servicer stating the amount of investment income earned, if any, during the related Collection Period on each Trust Account maintained at the Indenture Trustee.

(h) The Indenture Trustee will promptly, but in no event later than noon (New York City time) on the related Payment Date, deposit into the Collection Account all Net Swap Receipts received by it under the Interest Rate Swap Agreement in immediately available funds.

SECTION 4.4 Distributions.

(a) Prior to any acceleration of the Notes pursuant to Section 5.2 of the Indenture, on each Payment Date, the Indenture Trustee (based on information contained in the Servicer’s Certificate delivered on or before the related Determination Date pursuant to Section 3.8) shall make the following deposits and distributions, to the extent of Available Funds and the Reserve Account Draw Amount, on deposit in the Collection Account for such Payment Date, in the following order of priority:

(1)	first, to the Indenture Trustee and the Owner Trustee, any accrued and unpaid fees (including unpaid Indenture Trustee fees or Owner Trustee fees with respect to prior periods) and any reasonable expenses (including indemnification amounts) not previously paid by the Servicer; provided, however, that, unless (i) an Event of Default or Servicer Termination Event has occurred and is continuing and (ii) the Controlling Party shall consent otherwise, expenses and indemnification amounts payable to the Indenture Trustee and the Owner Trustee pursuant to this clause first and Section 5.4(b)(i) of the Indenture shall be limited to $150,000 per annum in the aggregate;

(2)	second, to the Servicer, the Servicing Fee and all unpaid Servicing Fees with respect to prior periods;

(3)	third, to the Swap Counterparty, the Net Swap Payment;

(4)	fourth, to the Noteholders, on a pro rata basis, the Accrued Note Interest due and accrued for the related Interest Period;

(5)	fifth, provided that no Note Insurer Default has occurred and is continuing, to the Note Insurer, the Premium (including any prior unpaid Premium) and the Reimbursement Obligations (excluding Reimbursement Obligations relating to payments made under the Note Insurance Policy with respect to principal of the Notes) due to the Note Insurer;

(6)	sixth, to the Principal Distribution Account for distribution to the Noteholders pursuant to Section 8.2(c) of the Indenture, the First Allocation of Principal, if any;

(7)	seventh, to the Note Insurer, all accrued and unpaid Premium and Reimbursement Obligations to the extent not paid pursuant to clause fifth;

(8)	eighth, to the Principal Distribution Account for distribution to the Noteholders in accordance with Section 8.2(c) of the Indenture, the Second Allocation of Principal, if any;

(9)	ninth, to the Reserve Account, any additional amounts required to cause the amount in the Reserve Account to equal the Specified Reserve Account Balance;

(10)	tenth, on a pro rata basis, to the Swap Counterparty, any Swap Termination Payments and to the Note Insurer, any reimbursement of payments made under the Swap Policy in respect of Swap Termination Payments;

(11)	eleventh, to the Owner Trustee and the Indenture Trustee, expenses (including indemnification amounts) permitted under the Trust Agreement and the Indenture, as applicable, which have not been previously paid; and

(12)	twelfth, to or at the direction of the Residual Interestholder, any funds remaining.

Notwithstanding any other provision of this Section 4.4, following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes, the Indenture Trustee shall apply all amounts on deposit in the Collection Account pursuant to Section 5.4(b) of the Indenture.

(b) After the payment in full of the Notes, all amounts payable to the Note Insurer under the Insurance Agreement, all amounts payable to the Swap Counterparty and all other amounts payable under Section 4.4(a), all Collections shall be paid to or in accordance with the instructions provided from time to time by the Residual Interestholder.

SECTION 4.5 Net Deposits. If the Monthly Remittance Condition is satisfied, the Servicer shall be permitted to deposit into the Collection Account only the net amount distributable to Persons other than the Servicer and its Affiliates on the Payment Date. The Servicer shall, however, account as if all of the deposits and distributions described herein were made individually and in such event the Indenture Trustee shall distribute funds pursuant to Section 4.4(a) hereof without allocating any amounts for payment to the Servicer or its Affiliates.

SECTION 4.6 Statements to Noteholders and Residual Interestholders. On or before each Determination Date, the Servicer shall provide to the Residual Interestholders and to the Indenture Trustee (with a copy to each Rating Agency, the Note Insurer, the Swap Counterparty and the Issuer) for the Indenture Trustee to forward to each Noteholder of record as of the most recent Record Date, a statement setting forth for the Collection Period and Payment Date relating to such Determination Date the following information (to the extent applicable):

(a) the aggregate amount being paid on such Payment Date in respect of interest on and principal of each Class of Notes;

(b) the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class A-4 Note Balance and the Note Factor with respect to each Class of Notes, in each case after giving effect to payments on such Payment Date;

(c) (i) the amount on deposit in the Reserve Account and the Specified Reserve Account Balance, each as of the beginning and end of the related Collection Period, (ii) the amount deposited in the Reserve Account in respect of such Payment Date, if any, (iii) the Reserve Account Draw Amount and the Reserve Account Excess Amount, if any, to be withdrawn from the Reserve Account on such Payment Date, (iv) the balance on deposit in the Reserve Account on such Payment Date after giving effect to withdrawals therefrom and deposits thereto in respect of such Payment Date and (v) the change in such balance from the immediately preceding Payment Date;

(d) the First Allocation of Principal and the Second Allocation of Principal for such Payment Date;

(e) the Pool Balance and the Pool Factor as of the close of business on the last day of the preceding Collection Period;

(f) the amount of the Servicing Fee to be paid to the Servicer with respect to the related Collection Period and the amount of any unpaid Servicing Fees and the change in such amount from that of the prior Payment Date;

(g) the amount of the Noteholders’ Interest Carryover Shortfall, if any, on such Payment Date and the change in such amount from the preceding Payment Date;

(h) the aggregate Repurchase Price with respect to Repurchased Receivables paid by (i) the Servicer and (ii) the Seller with respect to the related Collection Period;

(i) the amount on deposit in the Pre-Funding Account (until the termination of the Funding Period);

(j) the Net Swap Receipts and Net Swap Payment, if any; and

(k) the Deficiency Amount, if any.

Each amount set forth pursuant to clause (a) or (g) above relating to the Notes shall be expressed as a dollar amount per $1,000 of the Initial Note Balance of the Notes (or Class thereof).

The Indenture Trustee may make available via the Indenture Trustee’s internet website all reports or notices required to be provided by the Indenture Trustee under this Section 4.6. Any information that is disseminated in accordance with the provisions of this Section 4.6 shall not be required to be disseminated in any other form or manner. The Indenture Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

The Indenture Trustee’s internet website shall be initially located at “www.jpmorgan.com/absmbs” or at such other address as shall be specified by the Indenture Trustee from time to time in writing to the Noteholders, the Servicer, the Issuer or any Paying Agent. In connection with providing access to the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

SECTION 4.7 No Duty to Confirm. The Indenture Trustee shall have no duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in the Servicer’s Certificate delivered by the Servicer to the Indenture Trustee, and the Indenture Trustee shall be fully protected in relying upon such Servicer’s Certificate.

SECTION 4.8 Interest Rate Swap Agreement.

(a) The Issuer shall enter into the Initial Interest Rate Swap Agreement with the Initial Swap Counterparty. Subject to the requirements of this Section 4.8, the Issuer may from time to time enter into one or more Replacement Interest Rate Swap Agreements in the event that the Initial Interest Rate Swap Agreement is terminated due to any “Termination Event” or “Event of Default” (each as defined in the Initial Interest Rate Swap Agreement) prior to its scheduled expiration and in accordance with the terms of such Interest Rate Swap Agreement. Other than any Replacement Interest Rate Swap Agreement entered into pursuant to this Section 4.8(a), the Issuer may not enter into any additional interest rate swap agreements.

(b) In the event of any early termination of any Interest Rate Swap Agreement, (i) the Indenture Trustee shall establish the Swap Termination Payment Account, (ii) any Swap Termination Payments received from the Swap Counterparty will be remitted to the Swap Termination Payment Account and (iii) any Swap Replacement Proceeds received from a

Replacement Swap Counterparty will be remitted directly to the Swap Counterparty; provided, that any such remittance to the Swap Counterparty shall not exceed the amounts, if any, owed to the Swap Counterparty under the Interest Rate Swap Agreement; provided, further that the Swap Counterparty shall only receive Swap Replacement Proceeds if all Swap Termination Payments due from the Swap Counterparty to the Issuer have been paid in full and if such amounts have not been paid in full then the amount of Swap Replacement Proceeds necessary to make up any deficiency shall be remitted to the Swap Termination Payment Account.

(c) The Issuer shall promptly, following the early termination of any Initial Interest Rate Swap Agreement due to an “Event of Default” or “Termination Event” (each as defined in the Initial Interest Rate Swap Agreement) and in accordance with the terms of such Interest Rate Swap Agreement, enter into a Replacement Interest Rate Swap Agreement to the extent possible and practicable through application of funds available in the Swap Termination Payment Account unless (i) the Note Insurer (so long as the Note Insurer is the Controlling Party) does not consent or (ii) entering into such Replacement Interest Rate Swap Agreement will cause the Rating Agency Condition not to be satisfied.

(d) To the extent that (i) the funds available in the Swap Termination Payment Account exceed the costs of entering into a Replacement Interest Rate Swap Agreement or (ii) the Issuer determines with the consent of the Note Insurer (so long as the Note Insurer is the Controlling Party) not to replace the Initial Interest Rate Swap Agreement and the Rating Agency Condition is met with respect to such determination, the amounts in the Swap Termination Payment Account shall be included in Available Funds and allocated in accordance with the order of priority specified in Section 4.4(a) on the next following Payment Date.

(e) If the Swap Counterparty is required to post collateral under the terms of the Interest Rate Swap Agreement, the Indenture Trustee shall establish the Swap Collateral Account over which the Indenture Trustee shall have exclusive control and the sole right of withdrawal, and in which no Person other than the Indenture Trustee, the Noteholders and the Note Insurer shall have any legal or beneficial interest. The Indenture Trustee shall deposit all collateral received from the Swap Counterparty under the Interest Rate Swap Agreement into the Swap Collateral Account. Any and all funds at any time on deposit in, or otherwise to the credit of, the Swap Collateral Account shall be held in trust by the Indenture Trustee for the benefit of the Noteholders and the Note Insurer. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Swap Collateral Account shall be (i) for application to obligations of the Swap Counterparty to the Issuer under the Interest Rate Swap Agreement in accordance with the terms of the Interest Rate Swap Agreement or (ii) to return collateral to the Swap Counterparty when and as required by the Interest Rate Swap Agreement.

(f) If at any time the Interest Rate Swap Agreement becomes subject to early termination due to the occurrence of an “Event of Default” or “Termination Event” (as defined in the Interest Rate Swap Agreement), the Issuer and the Indenture Trustee shall use reasonable efforts (following the expiration of any applicable grace period) to enforce the rights of the Issuer thereunder as may be permitted by the terms of the Interest Rate Swap Agreement and consistent with the terms hereof and subject to any rights of the Note Insurer herein or under the Interest Rate Swap Agreement. To the extent not fully paid from Swap Replacement Proceeds, any Swap Termination Payment owed by the Issuer to the Swap Counterparty under the Interest

Rate Swap Agreement shall be payable to the Swap Counterparty in installments made on each following Payment Date until paid in full in accordance with the order of priority specified in Section 4.4(a). To the extent that the Swap Replacement Proceeds exceed any such Swap Termination Payments (or if there are no Swap Termination Payments due to the Swap Counterparty), the Swap Replacement Proceeds shall be included in Available Funds and allocated in accordance with the order of priority specified in Section 4.4(a) on the next following Payment Date.

ARTICLE V

THE SELLER

SECTION 5.1 Representations and Warranties of Seller. The Seller makes the following representations and warranties as of the Closing Date and as of each Funding Date on which the Issuer will be deemed to have relied in acquiring the Transferred Assets. The representations and warranties speak as of the execution and delivery of this Agreement and will survive the conveyance of the Transferred Assets to the Issuer and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

(a) Existence and Power. The Seller is a Delaware limited liability company validly existing and in good standing under the laws of its state of organization and has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated, and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party or affect the enforceability or collectibility of the Receivables or any other part of the Transferred Assets. The Seller has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Seller to perform its obligations under the Transaction Documents or affect the enforceability or collectibility of the Receivables or any other part of the Transferred Assets.

(b) Authorization and No Contravention. The execution, delivery and performance by the Seller of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of the Seller and do not contravene or constitute a default under (i) any applicable law, rule or regulation, (ii) its organizational documents or (iii) any indenture or agreement or instrument to which the Seller is a party or by which its properties are bound (other than violations of such laws, rules, regulations, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Seller’s ability to perform its obligations under, the Transaction Documents).

(c) No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Seller of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approval, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Receivables or any other part of the Transferred Assets or would not materially and adversely affect the ability of the Seller to perform its obligations under the Transaction Documents.

(d) Binding Effect. Each Transaction Document to which the Seller is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and, if applicable, the rights of creditors of limited liability companies from time to time in effect or by general principles of equity.

(e) Lien Filings. The Seller is not aware of any material judgment, ERISA or tax lien filings against the Seller.

(f) No Proceedings. There are no actions, orders, suits or proceedings pending or, to the knowledge of the Seller, threatened against the Seller before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations under this Agreement or any of the other Transaction Documents or the collectibility or enforceability of the Receivables, or (iv) relate to the Seller that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

(g) No Adverse Selection. No selection procedures materially adverse to the Noteholders or the Note Insurer were utilized in selecting the pool of Receivables from those receivables owned by COAF or the Referral Originators, as applicable, which met the selection criteria contained in Schedule I to this Agreement.

(h) Trade Name. “Capital One Auto Receivables, LLC” is the only trade name under which the Seller is currently operating its business. For the six (6) years (or such shorter period of time during which the Seller was in existence) preceding the date hereof, the Seller operated its business under the trade name “Capital One Auto Receivables, LLC”. “Capital One Auto Receivables, LLC” is the name of the Seller indicated on the public record of the Seller’s jurisdiction of organization which shows the Seller to have been organized.

(i) Principal Executive Office. Since its inception, the Seller has maintained its principal executive office in the Commonwealth of Virginia.

(j) Investment Company Act. The Seller is not an “investment company” that is registered or required to be registered under, or otherwise subject to the restrictions of, the Investment Company Act of 1940, as amended.

SECTION 5.2 Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement, and hereby agrees to the following:

(a) The Seller shall indemnify, defend, and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Note Insurer, the Noteholders and the Residual Interestholder from and against any loss, liability or expense incurred by reason of the Seller’s violation of federal or State securities laws in connection with the registration or the sale of the Notes.

(b) The Seller will pay any and all taxes levied or assessed upon the Issuer or upon all or any part of the Trust Estate.

(c) Indemnification under this Section 5.2 will survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of this Agreement and will include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Seller has made any indemnity payments pursuant to this Section 5.2 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person will promptly repay such amounts to the Seller, without interest.

(d) The Seller’s obligations under this Section 5.2 are obligations solely of the Seller and will not constitute a claim against the Seller to the extent that the Seller does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, the Issuer, the Servicer, the Indenture Trustee, the Note Insurer and the Owner Trustee, by entering into or accepting this Agreement, acknowledge and agree that they have no right, title or interest in or to the Other Assets of the Seller. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, the Issuer, the Servicer, the Note Insurer, the Indenture Trustee or the Owner Trustee either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then the Issuer, the Servicer, the Note Insurer, the Indenture Trustee or the Owner Trustee further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Seller), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. The Issuer, the Servicer, the Note Insurer, the Indenture Trustee and the Owner Trustee each further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 5.2(d) and the terms of this Section 5.2(d) may be enforced by an action for specific performance. The provisions of this Section 5.2(d) will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Agreement.

SECTION 5.3 Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (i) into which the Seller may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Seller is a party, (iii) succeeding to the business of the Seller, or (iv) more than 50% of the voting stock or voting power and 50% or more of the economic equity of which is owned directly or indirectly by Capital One Financial Corporation, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, will be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. Notwithstanding the foregoing, if the Seller enters into any of the foregoing transactions and is not the surviving entity, (x) the Seller shall deliver to the Indenture Trustee and the Note Insurer an Officer’s Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section 5.3 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (y) the Seller will deliver to the Indenture Trustee and the Note Insurer an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee, respectively, in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest. The Seller will provide notice of any merger, conversion, consolidation, or succession pursuant to this Section 5.3 to the Rating Agencies and the Note Insurer. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (x) and (y) of this Section 5.3 will be conditions to the consummation of any of the transactions referred to in clauses (i), (ii) or (iii) of this Section 5.3 in which the Seller is not the surviving entity.

SECTION 5.4 Limitation on Liability of Seller and Others. The Seller and any officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller will not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

SECTION 5.5 Seller May Own Notes. The Seller, and any Affiliate of the Seller, may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as otherwise expressly provided herein or in the other Transaction Documents. Except as set forth herein or in the other Transaction Documents, Notes so owned by the Seller or any such Affiliate will have an equal and proportionate benefit under the provisions of this Agreement and the other Transaction Documents, without preference, priority, or distinction as among all of the Notes. Unless all Notes are owned by the Issuer, the Seller, the Servicer or any of their respective Affiliates, any Notes owned by the Issuer, the Seller, the Servicer, the Administrator or any of their respective Affiliates shall be disregarded with respect to the determination of any request, demand, authorization, direction, notice, consent, vote or waiver hereunder or under any other Transaction Document.

SECTION 5.6 Sarbanes-Oxley Act Requirements. To the extent any documents are required to be filed or any certification is required to be made with respect to the Issuer or the Notes pursuant to the Sarbanes-Oxley Act , the Seller shall prepare and execute any such document or certification and is authorized to file such document or certification on behalf of the Issuer.

SECTION 5.7 Compliance with Organizational Documents. The Seller shall comply with its limited liability company agreement and other organizational documents.

ARTICLE VI

THE SERVICER

SECTION 6.1 Representations of Servicer. The Servicer makes the following representations and warranties as of the Closing Date and as of each Funding Date on which the Issuer will be deemed to have relied in acquiring the Transferred Assets. The representations and warranties speak as of the execution and delivery of this Agreement and will survive the conveyance of the Transferred Assets to the Issuer and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

(a) Existence and Power. The Servicer is a Texas corporation validly existing and in good standing under the laws of its state of organization and has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated, and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party or which affect the enforceability or collectibility of the Receivables or any other part of the Transferred Assets. The Servicer has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Servicer to perform its obligations under the Transaction Documents or affect the enforceability or collectibility of the Receivables or any other part of the Transferred Assets.

(b) Authorization and No Contravention. The execution, delivery and performance by the Servicer of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of the Servicer and do not contravene or constitute a default under (i) any applicable law, rule or regulation, (ii) its organizational documents or (iii) any material indenture or material agreement or instrument to which the Servicer is a party or by which its properties are bound, in each case, other than violations of such laws, rules, regulations, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or if the aggregate, would not materially and adversely affect the transactions contemplated by, or the Servicer’s ability to perform its obligations under, the Transaction Documents.

(c) No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Servicer of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made or approvals, authorizations or filings which will be made on a timely basis and (iii) approval, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Receivables or would not materially and adversely affect the ability of the Servicer to perform its obligations under the Transaction Documents.

(d) Binding Effect. Each Transaction Document to which the Servicer is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors’ rights generally and, if applicable, the rights of creditors of limited liability companies from time to time in effect or by general principles of equity.

(e) No Proceedings. There are no actions, suits or proceedings pending or, to the knowledge of the Servicer, threatened against the Servicer before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any of the other Transaction Documents, or (iv) relate to the Servicer that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

SECTION 6.2 Indemnities of Servicer. The Servicer will be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement, and hereby agrees to the following:

(a) The Servicer will defend, indemnify and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Note Insurer, the Residual Interestholders and the Seller from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

(b) The Servicer will indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein or in the other Transaction Documents, if any, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the conveyance of the Receivables to the Issuer or the issuance and original sales of the Notes, or asserted with respect to ownership of the Receivables, or federal or other Applicable Tax State income taxes arising out of the transactions contemplated by this Agreement and the other Transaction Documents) and costs and expenses in defending against the same. For the avoidance of doubt, the Servicer will not indemnify for any costs, expenses, losses, claims, damages or liabilities due to the credit risk of the Obligor and for which reimbursement would constitute recourse for uncollectible Receivables.

(c) The Servicer will indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Note Insurer, the Residual Interestholders and the Seller from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance, or bad faith (other than errors in judgment) of the Servicer in the performance of its duties under this Agreement or any other Transaction Document to which it is a party, or by reason of its failure to perform its obligations or of reckless disregard of its obligations and duties under this Agreement or any other Transaction Document to which it is a party; provided, however, that the Servicer will not indemnify for any costs, expenses, losses, claims, damages or liabilities arising from its breach of any covenant for which the repurchase of the affected Receivables is specified as the sole remedy pursuant to Section 2.6 or Section 3.6 (except to the extent described in Section 3.6).

(d) The Servicer will indemnify Wilmington Trust Company in its individual capacity and as trustee and its successors, assigns, directors, officers, employees and agents (the “Indemnified Parties”) from and against, any and all loss, liability, expense, tax, penalty or claim (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against Wilmington Trust Company in its individual capacity and as trustee or any Indemnified Party in any way relating to or arising out of the Trust Agreement, the other Transaction Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of Wilmington Trust Company under the Trust Agreement; provided, however, that the Servicer shall not be liable for or required to indemnify Wilmington Trust Company from and against any of the foregoing expenses arising or resulting from (i) its own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of any representation or warranty contained in Section 7.3 of the Trust Agreement expressly made by Wilmington Trust Company in its individual capacity, (iii) liabilities arising from the failure of Wilmington Trust Company to perform obligations expressly undertaken by it in the last sentence of Section 6.4 of the Trust Agreement or (iv) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee. To the extent not paid by the Servicer, such indemnification shall be paid in accordance with Section 4.4 of this Agreement or Section 5.4(b) of the Indenture. The Servicer will compensate the Indenture Trustee and indemnify the Indenture Trustee to the extent and subject to the conditions set forth in Section 6.7 of the Indenture, except to the extent that any cost, expense, loss, claim, damage or liability arises out of or is incurred in connection with the performance by the Indenture Trustee of the duties of a Successor Servicer hereunder.

(e) Indemnification under this Section 6.2 by COAF (or any successor thereto pursuant to Section 7.1) as Servicer, with respect to the period such Person was the Servicer, will survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the termination of this Agreement or the resignation or removal of the Owner Trustee or the Indenture Trustee and will include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Section 6.2 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person will promptly repay such amounts to the Servicer, without interest.

SECTION 6.3 Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Servicer is a party, (iii) succeeding to the business of the Servicer, or (iv) any company or other business entity of which Capital One Financial Corporation owns, directly or indirectly, more than 50% of the voting stock or voting power and 50% or more of the economic equity, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, will be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement.

Notwithstanding the foregoing, if the Servicer enters into any of the foregoing transactions and is not the surviving entity, (x) the Servicer shall deliver to the Indenture Trustee and the Note Insurer an Officer’s Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation, or succession and such agreement of assumption comply with this Section 6.3 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and (y) the Servicer will deliver to the Indenture Trustee and the Note Insurer an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee, respectively, in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interests. The Servicer will provide notice of any merger, conversion, consolidation or succession pursuant to this Section 6.3 to the Rating Agencies and the Note Insurer. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (x) and (y) of this Section 6.3 will be conditions to the consummation of any of the transactions referred to in clauses (i), (ii), or (iii) of this Section 6.3 in which the Servicer is not the surviving entity.

SECTION 6.4 Limitation on Liability of Servicer and Others. (a) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer will be under any liability to the Issuer, the Indenture Trustee, the Owner Trustee, the Noteholders, the Note Insurer, the Swap Counterparty or the Residual Interestholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision will not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of its failure to perform its obligations or of reckless disregard of obligations and duties under this Agreement, or by reason of negligence in the performance of its duties under this Agreement (except for errors in judgment). The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on any Opinion of Counsel or on any Officer’s Certificate of the Seller or certificate of auditors believed to be genuine and to have been signed by the proper party in respect of any matters arising under this Agreement.

(b) Except as provided in this Agreement, the Servicer will not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders and the Residual Interestholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Servicer.

SECTION 6.5 Delegation of Duties. The Servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the Transaction Documents to any of its Affiliates or (b) specific duties to sub-contractors who are in the business of performing such duties; provided, that no such delegation shall relieve the Servicer of its responsibility with respect to such duties and the Servicer shall remain obligated and liable to the Note Insurer, the Issuer and the Indenture Trustee for its duties hereunder as if the Servicer alone were performing such duties.

SECTION 6.6 COAF Not to Resign as Servicer. Subject to the provisions of Sections 6.3 and 6.5, (a) COAF will not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement by reason of a change in applicable legal requirements is no longer permissible under applicable law and (b) COAF will not assign this Agreement or any of its rights, powers, duties or obligations hereunder. Notice of any such determination permitting the resignation of COAF will be communicated to the Issuer, the Note Insurer and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, will be confirmed in writing at the earliest practicable time) and any such determination will be evidenced by an Opinion of Counsel to such effect delivered to the Issuer, the Note Insurer and the Indenture Trustee concurrently with or promptly after such notice. No such resignation will become effective until a successor Servicer has assumed the responsibilities and obligations of COAF as Servicer.

SECTION 6.7 Servicer May Own Notes. The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Notes with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as otherwise expressly provided herein or in the other Transaction Documents. Except as set forth herein or in the other Transaction Documents, Notes so owned by or pledged to the Servicer or such Affiliate will have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Notes.

ARTICLE VII

TERMINATION OF SERVICER

SECTION 7.1 Termination of Servicer.

(a) If a Servicer Termination Event shall have occurred and be continuing, the Indenture Trustee shall, at the direction of the Controlling Party, by notice given to the Servicer, the Owner Trustee, the Issuer, the Administrator, the Noteholders, the Note Insurer, the Swap Counterparty and each Rating Agency, terminate the rights and obligations of the Servicer under this Agreement with respect to the Receivables. In the event the Servicer is removed or resigns as Servicer with respect to servicing the Receivables, the Indenture Trustee, acting at the direction of the Controlling Party, shall appoint a successor Servicer. Upon the Servicer’s receipt of notice of termination, such Servicer will continue to perform its functions as Servicer under this Agreement only until the date specified in such termination notice or, if no such date is specified in such termination notice, until receipt of such notice. If a successor Servicer has not been appointed at the time when the outgoing Servicer ceases to act as Servicer in accordance with this Section, the Indenture Trustee without further action will automatically be appointed the successor Servicer. Notwithstanding the above, the Indenture Trustee, if it is legally unable or is unwilling to so act, will appoint, or petition a court of competent jurisdiction to appoint a successor Servicer. Any successor Servicer shall be an established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of comparable motor vehicle receivables having an aggregate outstanding principal amount of not less than $50,000,000.

(b) The Controlling Party may waive any Servicer Termination Event. Upon any such waiver, such Servicer Termination Event shall cease to exist and be deemed to have been cured and not to have occurred, and any Servicer Termination Event arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Agreement, but no such waiver shall extend to any prior, subsequent or other Servicer Termination Event or impair any right consequent thereto.

(c) If replaced, the Servicer agrees that it will use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the Receivables to a successor Servicer.

(d) Upon the effectiveness of the assumption by the successor Servicer of its duties pursuant to this Section 7.1, the successor Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement with respect to the Receivables, and shall be subject to all the responsibilities, duties and liabilities relating thereto, except with respect to the obligations of the predecessor Servicer that survive its termination as Servicer, including indemnification obligations as set forth in Section 6.2(e). In such event, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such termination and replacement of the Servicer, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. No Servicer shall resign or be relieved of its duties under this Agreement, as Servicer of the Receivables, until a newly appointed Servicer for the Receivables shall have assumed the responsibilities and obligations of the resigning or terminated Servicer under this Agreement.

(e) In connection with such appointment, the Indenture Trustee may make such arrangements for the compensation of the successor Servicer out of Available Funds as it and such successor Servicer will agree; provided, however, that no such compensation will be in excess of the amount paid to the predecessor Servicer under this Agreement.

SECTION 7.2 Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VII, the Indenture Trustee will give prompt written notice thereof to the Owner Trustee, the Issuer, the Note Insurer, the Administrator, each Rating Agency and to the Noteholders at their respective addresses of record.

ARTICLE VIII

OPTIONAL PURCHASE

SECTION 8.1 Optional Purchase of Trust Estate. The Servicer shall have the right at its option (the “Optional Purchase”) to purchase the Trust Estate from the Issuer on any Payment Date if, either before or after giving effect to any payment of principal required to be made on such Payment Date, the aggregate Pool Balance is less than or equal to 10% of the sum of (i) the initial Pool Balance and (ii) the Initial Pre-Funding Account Deposit Amount divided by 93%. The purchase price for the Trust Estate shall equal the Redemption Price (the “Optional Purchase Price”), which amount shall be deposited by the Servicer into the Collection Account on the Redemption Date. If the Servicer exercises the Optional Purchase, the Notes shall be redeemed and in each case in whole but not in part on the related Payment Date for the Redemption Price.

ARTICLE IX

THE NOTE INSURANCE POLICY

SECTION 9.1 Claims Under Note Insurance Policy.

(a) In the event that the Servicer’s Certificate with respect to any Determination Date states that there is a Deficiency Amount, or in the event that the Indenture Trustee has received a certified copy of a final, nonappealable order of an appropriate court or other body exercising jurisdiction of any Preference Amount, the Indenture Trustee shall furnish to the Note Insurer no later than noon, New York City time, on the first Business Day following the Indenture Trustee’s receipt of such Servicer’s Certificate or certified copy, as applicable, a complete a notice substantially in the form of Exhibit A or Exhibit B, as applicable, to the Note Insurance Policy (a “Notice”) specifying the amount of the Deficiency Amount, provided, that if such Notice is received after noon, New York City time, on such Business Day, it will be deemed to be received before noon, New York City time, on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Note Insurance Policy, such Notice will be deemed not to have been received for purposes of making such claim, and the Insurer will promptly so advise the Indenture Trustee in writing and the Indenture Trustee may submit an amended or corrected Notice. If such an amended or corrected Notice is in proper form and is otherwise sufficient for the purpose of making a claim under the Note Insurance Policy, it will be deemed to have been timely received on the Business Day of such resubmission; provided, that if such notice is received after noon, New York City time, it shall be deemed to be received before noon, New York City time, on the following Business Day.

(b) The Indenture Trustee shall establish and maintain an Eligible Account for the benefit of the Noteholders for the exclusive use as an account into which to deposit any proceeds of the Note Insurance Policy (the “Insurance Account”). Upon receipt of an Insured Payment from the Insurer, the Indenture Trustee shall deposit such Insured Payment in the Insurance Account. All amounts on deposit in the Insurance Account shall remain uninvested. On each Payment Date, the Indenture Trustee shall (i) transfer any Insured Payment then on deposit in the Insurance Account to the Collection Account and (ii) return any money in the Insurance Account which does not constitute an Insured Payment (as defined in the Note Insurance Policy) to the Note Insurer. The Indenture Trustee shall distribute on each Payment Date, to the Noteholders, the Insured Payment for such Payment Date from the Collection Account in accordance with the priorities set forth in Section 4.4(a).

(c) The Indenture Trustee will (i) receive as attorney-in-fact of each Noteholder any Insured Payment from the Note Insurer and (ii) distribute such Insured Payment as set forth in Section 9.1(b). Any and all Insured Payments disbursed by the Indenture Trustee shall not be considered payment by the Issuer with respect to the Notes, and shall not discharge the obligations of the Issuer with respect thereto. The Note Insurer shall, upon any payment pursuant to the Note Insurance Policy, in furtherance and not in limitation of its equitable right of subrogation and its rights under the Insurance Agreement, to the extent it makes any payment with respect to the Notes, become subrogated to the rights of any Noteholder to receive any and all amounts due in respect of the Insured Obligations as to which such payment was made. The Note Insurer shall be a co-beneficiary of the Indenture Trustee’s lien under the Indenture. Subject to and conditioned upon any payment with respect to the Notes by or on behalf of the Note Insurer, the Indenture Trustee shall assign to the Insurer all rights to the payment of interest or principal with respect to the Notes which are then due for payment to the extent of all payments made by the Note Insurer, and the Note Insurer may exercise any option, vote, right, power or the like with respect to the Notes to the extent that it has made payment pursuant to the Note Insurance Policy. The foregoing subrogation will in all cases be subject to the rights of the Noteholders to receive all Scheduled Payments (as defined in the Note Insurance Policy) in respect of the Notes.

(d) The Indenture Trustee will promptly notify the Note Insurer of any proceeding or the institution of any action (of which a Responsible Officer of the Indenture Trustee has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (a “Note Preference Claim”) of any payment made to a Noteholder that has been deemed a preferential transfer and recoverable, or theretofore recovered, from such Noteholder pursuant to Title 11 of United States Code in accordance with an order of an appropriate court or other body. Each Noteholder, by its purchase of Notes, and the Indenture Trustee hereby agree that so long as the Note Insurer is the Controlling Party, the Note Insurer may at any time during the continuation of any proceeding relating to a Note Preference Claim direct all matters relating to such Note Preference Claim, including (i) the direction of any appeal of any order relating to any Note Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal at the expense of the Note Insurer, but subject to reimbursement as provided in the Insurance Agreement. In addition, and without limitation of the foregoing, as set forth in Section 9.1(c), the Note Insurer will be subrogated to, and each Noteholder and the Indenture Trustee hereby delegate and assign, to the fullest extent permitted by law, the rights of the Indenture Trustee and each Noteholder in the conduct of any proceeding with respect to a Note Preference Claim, including all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Note Preference Claim.

SECTION 9.2 Surrender of Note Insurance Policy.

The Indenture Trustee shall surrender the Note Insurance Policy to the Note Insurer for cancellation upon the expiration of the Note Insurance Policy in accordance with the terms of the Note Insurance Policy.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.1 Amendment.

(a) Any term or provision of this Agreement may be amended by the Seller and the Servicer, with the written consent of the Note Insurer (so long as the Note Insurer is the Controlling Party), but without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Swap Counterparty or the Owner Trustee; provided that such amendment shall not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of any Noteholder, the Indenture Trustee or the Owner Trustee; provided, further, that such amendment shall be deemed not to materially and adversely affect the interests of any Noteholder, and no Opinion of Counsel shall be required, if the Rating Agency Condition is satisfied with respect to such amendment; provided, further, that such amendment shall not materially and adversely affect the rights or obligations of the Swap Counterparty under this Sale and Servicing Agreement unless (i) the Swap Counterparty shall have consented in writing to such amendment (and such consent shall be deemed to have been given if the Swap Counterparty does not object in writing within ten (10) Business Days after receipt of a written request for such consent) and (ii) the Rating Agency Condition is satisfied with respect to such amendment; provided, further, that if the Note Insurer is not the Controlling Party, such amendment shall not materially and adversely affect the interests of the Note Insurer without the prior written consent of the Note Insurer.

(b) Any term or provision of this Agreement may be amended by the Seller and the Servicer, with the written consent of the Note Insurer (so long as the Note Insurer is the Controlling Party) but without the consent of the Indenture Trustee, any Noteholder, the Swap Counterparty, the Issuer, the Owner Trustee or any other Person to add, modify or eliminate any provisions as may be necessary or advisable in order to enable the Seller, the Servicer or any of their Affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied.

(c) This Agreement may also be amended from time to time by the parties hereto, with the consent of the Controlling Party, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Note Insurer; provided that no such amendment shall (i) reduce the interest rate or principal amount of any Note, change the timing of distributions on any Note or delay the Final Scheduled Payment Date of any Note without the consent of the Holder of such Note, (ii) reduce the percentage of the Note Balance, the Holders of which are required to consent to any matter without the consent of the Holders of at least the percentage of the Note Balance which were required to consent to such matter before giving effect to such amendment; provided, further, that if the Note Insurer is not the Controlling Party, no amendment pursuant to this Section 10.1(b) shall materially and adversely affect the interests of the Note Insurer without the prior written consent of the Note Insurer; provided, further, that such amendment shall not materially and adversely affect the rights or obligations of the Swap Counterparty under this Sale and Servicing Agreement unless (i) the Swap Counterparty shall have consented in writing to such amendment (and such consent shall be deemed to have been given if the Swap Counterparty does not object in writing within ten (10) Business Days after receipt of a written request for such consent) and (ii) the Rating Agency Condition is satisfied with respect to such amendment. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

(d) Prior to the execution of any amendment to this Agreement, the Servicer shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment or consent, the Servicer shall furnish a copy of such amendment or consent to each Rating Agency and the Indenture Trustee.

(e) Prior to the execution of any amendment to this Agreement, the Seller, the Note Insurer, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement. Furthermore, notwithstanding anything to the contrary herein, this Agreement may not be amended in any way that would adversely affect the Owner Trustee’s rights, privileges, indemnities, duties or obligations under this Agreement, the Transaction Documents or otherwise without the prior written consent of the Owner Trustee.

SECTION 10.2 Protection of Title.

(a) The Seller shall authorize and file such financing statements and cause to be authorized and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer, the Note Insurer, and the Indenture Trustee under this Agreement in the Receivables. The Seller shall deliver (or cause to be delivered) to the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) Neither the Seller nor the Servicer shall change its name, identity, organizational structure or jurisdiction of organization in any manner that would make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above “seriously misleading” within the meaning of Sections 9-506, 9-507 or 9-508 of the UCC, unless it shall have given the Issuer, the Note Insurer and the Indenture Trustee at least five days’ prior written notice thereof and, to the extent necessary, has promptly filed amendments to previously filed financing statements or continuation statements described in paragraph (a) above.

(c) The Seller shall give the Issuer, the Note Insurer and the Indenture Trustee at least five days’ prior written notice of any change of location of the Seller for purposes of Section 9-307 of the UCC and shall have taken all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not possible to take such action in advance) reasonably necessary or advisable to amend all previously filed financing statements or continuation statements described in paragraph (a) above.

(d) The Servicer shall maintain (or shall cause its Sub-Servicer to maintain) accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(e) The Servicer shall maintain (or shall cause its Sub-Servicer to maintain) its computer systems so that, from time to time after the conveyance under this Agreement of the Receivables, the master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuer in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee on behalf of the Indenture Secured Parties pursuant to the Indenture. Indication of the Issuer’s interest in a Receivable shall not be deleted from or modified on such computer systems until, and only until, the related Receivable shall have been paid in full or repurchased.

(f) If at any time the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee on behalf of the Indenture Secured Parties.

SECTION 10.3 Other Liens or Interests. Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, the Seller shall not sell, pledge, assign or transfer the Receivables or other property transferred to the Issuer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any interest therein, and the Seller shall defend the right, title and interest of the Issuer in, to and under such Receivables and other property transferred to the Issuer against all claims of third parties claiming through or under the Seller.

SECTION 10.4 Transfers Intended as Sale; Security Interest.

(a) Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales and transfers rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the parties hereto that the Receivables and related Transferred Assets shall not be part of the Seller’s estate in the event of a bankruptcy or insolvency of the Seller. The sales and transfers by the Seller of Receivables and related Transferred Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, the Seller, except as otherwise specifically provided herein. The limited rights of recourse specified herein against the Seller are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectibility of the Receivables.

(b) Notwithstanding the foregoing, in the event that the Receivables and other Transferred Assets are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Receivables and other Transferred Assets, then it is intended that:

(i)	This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction;

(ii)	The conveyance provided for in Section 2.1 shall be deemed to be a grant by the Seller, and the Seller hereby grants, to the Issuer of a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables and other Transferred Assets, to secure such indebtedness and the performance of the obligations of the Seller hereunder;

(iii)	The possession by the Issuer, or the Servicer as the Issuer’s agent, of the Receivables Files and any other property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the purchaser or a person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and

(iv)	Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law.

SECTION 10.5 Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by facsimile, and addressed in each case as set forth on Schedule II or at such other address as shall be designated in a written notice to the other parties hereto. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, that any notice to a Noteholder mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

SECTION 10.6 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING TO THE MAXIMUM EXTENT PERMITTED BY LAW ALL OTHER RULES THEREOF

RELATING TO CONFLICTS OF LAW AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 10.7 Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 10.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 10.9 Waivers. No failure or delay on the part of the Servicer, the Seller, the Note Insurer, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any party hereto under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 10.10 Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

SECTION 10.11 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 10.12 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

SECTION 10.13 Acknowledgment and Agreement. By execution below, the Seller expressly acknowledges and consents to the pledge, assignment and grant of a security interest in the Receivables and the other Transferred Assets by the Issuer to the Indenture Trustee on behalf of the Indenture Secured Parties pursuant to the Indenture for the benefit of the Indenture Secured Parties. In addition, the Seller hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have the right to exercise all powers, privileges and claims of the Issuer under this Agreement.

SECTION 10.14 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 10.15 Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section shall survive the termination of this Agreement.

SECTION 10.16 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 10.5 of this Agreement;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 10.17 Limitation of Liability.

(a) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee, and in no event shall it have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer. Under no circumstances shall the Owner Trust be personally liable for the payment of any indebtedness or expense of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Transaction Documents. For the purposes of this Agreement, in the performance of its duties or obligations hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

(b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by JPMorgan Chase Bank, not in its individual capacity but solely as Indenture Trustee, and in no event shall it have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer. Under no circumstances shall the Indenture Trustee be personally liable for the payment of any indebtedness or expense of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Transaction Documents. For the purposes of this Agreement, in the performance of its duties or obligations hereunder, the Indenture Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the Indenture.

SECTION 10.18 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Noteholders and the Residual Interestholders and their respective successors and permitted assigns and each of the Owner Trustee, the Note Insurer and the Swap Counterparty shall be an express third party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section, no other Person will have any right hereunder.

SECTION 10.19 Limitation of Rights.

(a) All of the rights of the Note Insurer in, to and under this Agreement (including, but not limited to, all of the Note Insurer’s rights as a third party beneficiary of this Agreement and all of the Note Insurer’s rights to receive notice of any action hereunder and to give or withhold consent to any action hereunder) shall terminate upon the termination of the Insurance Agreement in accordance with the terms thereof and the payment in full of all amounts owing to the Note Insurer.

(b) All of the rights of the Swap Counterparty in, to and under this Agreement (including, but not limited to, all of the Swap Counterparty’s rights as a third party beneficiary of this Agreement and all of the Swap Counterparty’s rights to receive notice of any action hereunder and to give or withhold consent to any action hereunder) shall terminate upon the termination of the Interest Rate Swap Agreement in accordance with the terms thereof and the payment in full of all amounts owing to the Swap Counterparty.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Sale and Servicing Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

CAPITAL ONE AUTO RECEIVABLES, LLC, as Seller

By:	/s/ Al Ciafre
Name: Al Ciafre
Title: Assistant Vice President

CAPITAL ONE AUTO FINANCE TRUST 2003-B, as Issuer

By:	WILMINGTON TRUST COMPANY,
not in its individual capacity but solely as Owner Trustee

By:	/s/ Joann A. Rozell
Name: Joann A. Rozell
Title: Financial Services Officer

CAPITAL ONE AUTO FINANCE, INC., as Servicer

By:	/s/ Patrick Gray
Name: Patrick Gray
Title: Chief Executive Officer, Treasurer & Secretary

JPMORGAN CHASE BANK, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Craig M. Kantor
Name: Craig M. Kantor
Title: Vice President

SCHEDULE I

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE RECEIVABLES

(a)	Characteristics of Receivables. As of its respective Cut-Off Date (or such other date as may be specifically set forth below), each Receivable:

(i) has been fully and properly executed by the Obligor thereto;

(ii) has been originated directly by the Originator in accordance with its customary origination practices;

(iii) as of the Closing Date or Subsequent Funding Date, as applicable, is secured by a first priority validly perfected security interest in the Financed Vehicle in favor of the applicable Originator, as secured party, or all necessary actions with respect to the Receivable has been taken or will be taken to perfect a first priority security interest in the Financed Vehicle in favor of the applicable Originator, as secured party, which security interest, in either case, is assignable and has been so assigned by the applicable Referral Originator to COAF (in the case of a Referral Receivable), by COAF to the Seller and by the Seller to the Issuer and is enforceable by or on the Issuer’s behalf;

(iv) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security;

(v) provided, at origination, for level monthly payments which fully amortize the initial Principal Balance over the original term; provided, that the amount of the first or last payment may be different from the level payment but in no event more than three times the level monthly payment or less than one-third of the level monthly payment;

(vi) provides for interest at the Contract Rate specified in the Schedule of Receivables;

(vii) was originated in the United States and denominated in Dollars;

(viii) is secured by a new or used automobile or light-duty truck;

(ix) has a Contract Rate of at least 6.00%;

(x) had an original term to maturity of not more than 72 months and each Receivable has a remaining term to maturity, as of its respective Cut-Off Date, of not more than 72 months and not less than 6 months;

(xi) had an original Principal Balance of at least $3,000 and no more than $40,000;

(xii) has a Principal Balance on its respective Cut-Off Date of greater than or equal to $500;

(xiii) has a final Scheduled Payment due on or before July 31, 2010;

(xiv) was not more than 30 days past due as of its Cut-Off Date;

(xv) is not subject to a force-placed Insurance Policy on the related Financed Vehicle;

(xvi) is a Simple Interest Receivable, and scheduled payments under each Receivable have been applied in accordance with the method for allocating principal and interest set forth in such Receivable; and

(xvii) has not had an extension or modification except as permitted by the terms of the Customary Servicing Practices.

(b)	Schedule of Receivables. The information with respect to a Receivable transferred on the Closing Date or on any Funding Date set forth in the Schedule of Receivables for such date and the computer tape to the Note Insurer and the Indenture Trustee was true and correct in all material respects as of the Cut-Off Date for such Receivable.

(c)	Compliance with Law. As of the Closing Date or related Funding Date, as applicable, the Receivable complied, and the transfer of that Receivable to the Issuer complied at the time of transfer, in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including, to the extent applicable, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, the Soldiers’ and Sailors’ Civil Relief Act of 1940, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and any other consumer credit, equal opportunity and disclosure laws applicable to that Receivable.

(d)	Binding Obligation. The Receivable constitutes the legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally and (ii) as such Receivable may be modified by the application after the applicable Cut-Off Date of the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended.

(e)	Receivable in Force. The Receivable has not been satisfied, subordinated or rescinded nor has the related Financed Vehicle been released from the lien of such Receivable in whole or in part.

(f)	No Default; No Waiver. Except for payment delinquencies continuing for a period of not more than 30 days as of the applicable Cut-Off Date, the Seller has no knowledge that a default, breach, violation or event permitting acceleration under the terms of the Receivable existed as of the applicable Cut-Off Date or that any continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the Receivable had arisen as of the applicable Cut-Off Date and the Seller has not waived any of the foregoing.

(g)	Insurance. The Receivable requires that the related Financed Vehicle be covered by a comprehensive and collision insurance policy (i) subject to a maximum deductible of $500, (ii) naming the Servicer as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision insurance policies.

(h)	No Government Obligor. The Obligor on the Receivable is not the United States of America or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States of America or any state thereof or any local government.

(i)	Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, assignment, setting over, conveyance or pledge of such Receivable would be unlawful, void, or voidable. The Seller has not entered into any agreement with any Obligor that prohibits, restricts or conditions the assignment of the related Receivable.

(j)	Good Title. It is the intention of the Seller that the sale, transfer, assignment and conveyance herein contemplated constitute an absolute sale, transfer, assignment and conveyance of the Receivables and that the Receivables not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. As of the Closing Date or Funding Date, as applicable, no Receivable has been sold, transferred, assigned, conveyed or pledged to any Person other than pursuant to the Transaction Documents. As of the Closing Date or Funding Date, as applicable, and immediately prior to the sale and transfer herein contemplated, the Seller had good and marketable title to and was the sole owner of each Receivable free and clear of all Liens (except any Lien which will be released prior to assignment of such Receivable hereunder), and, immediately upon the sale and transfer thereof, the Issuer will have good and marketable title to each Receivable, free and clear of all Liens.

(k)	Filings. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Issuer a first priority, validly perfected ownership interest in the Receivables (other than the Related Security with respect thereto), and to give the Indenture Trustee a first priority perfected security interest therein, will be made within ten days of the Closing Date.

(l)

Priority. The Receivable is not pledged, assigned, sold, subject to a security interest, or otherwise conveyed other than pursuant to the Transaction Documents. The Seller has not authorized the filing of and is not aware of any financing statements against any

Originator or the Seller that include a description of collateral covering any Receivable other than any financing statement relating to security interests granted under the Transaction Documents or that have been or, prior to the assignment of such Receivable hereunder, will be terminated, amended or released. The Sale and Servicing Agreement creates a valid and continuing security interest in the Receivable (other than the Related Security with respect thereto) in favor of the Issuer which security interest is prior to all other Liens and is enforceable as such against all other creditors of and purchasers and assignees from the Seller.

(m)	Characterization of Receivables. Each Receivable constitutes either “chattel paper,” an “account,” an “instrument,” or a “general intangible,” each as defined in the UCC.

(n)	One Original. There is only one original executed copy of each Receivable.

(o)	No Defenses. As of the related Cut-Off Date, there are no rights of rescission, offset, claim, counterclaim or defense, and the Seller has no knowledge of the same being asserted or threatened, with respect to any Receivable.

(p)	No Fraud or Misrepresentation. Each Receivable was (i) originated by the applicable Originator and (ii) was sold by the applicable Referral Originator (in the case of a Referral Receivable) to COAF and by COAF to the Seller and by the Seller to the Issuer without any fraud or misrepresentation on the part of the applicable Originator or the Seller.

(q)	No Impairment. Other than pursuant to the Transaction Documents or as released prior to the Closing Date or Funding Date, as applicable, no Originator has done anything to convey any right to any Person that would result in such Person having a right to payments due under a Receivable or otherwise to impair the rights of the Issuer, the Note Insurer, the Indenture Trustee or the Noteholders in any Receivable or the proceeds thereof.

(r)	Receivable Not Assumable. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations with respect to such Receivable.

(s)	Bankruptcy Proceeding. As of the applicable Cut-off Date, none of the Receivables was noted in the Servicer’s records as dischargeable debt under a bankruptcy proceeding and, as of the applicable Cut-off Date, none of the Receivables has been reduced or discharged in any bankruptcy proceeding.

(t)	Age of Financed Vehicles. The inclusion of such Receivable in the Pool Balance would not cause the percentage of the Pool Balance relating to new Financed Vehicles to be less than 25% of the Pool Balance.

(u)	No Charge Off. As of its respective Cut-off Date, no Receivable has been charged off for accounting purposes by the Seller.

(v)	Extensions Modifications. No extension or modification has been made with respect to any Receivable other than as evidenced in the Receivable File relating thereto.

SCHEDULE II

NOTICE ADDRESSES

If to the Issuer:

Capital One Auto Finance Trust 2003-B

c/o Wilmington Trust Company

1100 North Market Street

Rodney Square North, Wilmington, Delaware 19890-0001

Facsimile: (302) 636-4140

Attention: Corporate Trust Department

with copies to the Administrator and the Indenture Trustee

If to COAF, the Servicer or the Administrator:

Capital One Auto Finance, Inc.

1680 Capital One Drive

McLean, Virginia 22102

Facsimile: (703) 720-2121

Attention: Manager of Securitization

with a copies to:

Capital One Auto Finance, Inc.

1680 Capital One Drive

McLean, Virginia 22102

Facsimile: (703) 720-2227

Attention: Funding Counsel

Capital One Auto Finance, Inc.

3901 N. Dallas Parkway

Plano, Texas 75093

Facsimile: (888) 722-8255

Attention: Chief Financial Officer

Capital One Auto Finance, Inc.

3901 N. Dallas Parkway

Plano, Texas 75093

Facsimile: (866) 722-6341

Attention: Legal

If to the Seller:

Capital One Auto Receivables, LLC

1680 Capital One Drive

McLean, Virginia 22102

Facsimile: (703) 720-2121

Attention: Capital Markets

with a copy to:

Capital One Auto Finance, Inc.

1680 Capital One Drive

McLean, Virginia 22102

(Facsimile No. (703) 720-2227

Attention: Funding Counsel

If to the Indenture Trustee:

JPMorgan Chase Bank

4 New York Plaza, 6th Floor

New York, New York 10004-2477

Facsimile: (212) 623-5932

Attention: Structured Finance Administration – Capital One Auto Finance Trust 2003-B

If to the Owner Trustee:

Wilmington Trust Company

1100 North Market Street

Rodney Square North, Wilmington, Delaware 19890-0001

Facsimile: (302) 636-4140

Attention: Corporate Trust Department

If to Moody’s:

Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10007

Facsimile: (212) 298-7139)

Attention: ABS Monitoring Group, 4th Floor

If to S&P:

Standard & Poor’s Ratings Services

55 Water Street

New York, New York 10041

Facsimile: (212) 438-2664

Attention: Asset Backed Surveillance Group

If to the Note Insurer:

MBIA Insurance Corporation

113 King Street

Armonk, New York 10504

Facsimile: (914) 765-3810

Attention: Insured Portfolio Management – Structured Finance

If to the Initial Swap Counterparty:

Wachovia Bank, National Association

301 S. College St., DC-7

Charlotte, North Carolina 28202-0600

Facsimile: (704) 383-0575

Attention: Bruce M. Young, Senior Vice President, Risk Management

EXHIBIT A

NOTICE OF FUNDING DATE

In accordance with the Indenture dated as of November 18, 2003 (as amended or supplemented from time to time, the “Indenture”) by and between Capital One Auto Finance Trust 2003-B (the “Issuer”), and JPMorgan Chase Bank, as indenture trustee (the “Indenture Trustee”), the undersigned hereby gives notice of the Funding Date to occur on or before [            ], 200[            ] for each of the Receivables listed on the Schedule of Receivables attached hereto executed by the undersigned and accompanying this Notice of Funding Date. Unless otherwise defined herein, capitalized terms have the meanings set forth in Appendix A to the Sale and Servicing Agreement dated as of November 18, 2003 by and between the Issuer, the Indenture Trustee, Capital One Auto Finance, Inc. and Capital One Auto Receivables, LLC, as Seller (the “Seller”).

Such Subsequent Receivables represent the following amounts:

Aggregate Principal Balance of Subsequent Receivables as of the Subsequent Cut-Off Date:	$

Amount to be wired to or at the direction of the Seller in payment for such Subsequent Receivables:	$

Subsequent Cut-Off Date: , 200[ ]

The undersigned hereby certifies that, in connection with the Funding Date specified above, the undersigned has complied with all terms and provisions specified in Section 2.5 of the Sale and Servicing Agreement, including, but not limited to, delivery of the Officer’s Certificate, as specified therein.

Date:	, 200[ ]

CAPITAL ONE AUTO FINANCE TRUST 2003-B

By:	Capital One Auto Finance, Inc., as Administrator

By:

A-1

EXHIBIT B

JOINT OFFICER’S CERTIFICATE

re: Funding Date

CAPITAL ONE AUTO FINANCE, INC.

CAPITAL ONE AUTO RECEIVABLES, LLC

CAPITAL ONE AUTO FINANCE TRUST 2003-B

This Officer’s Certificate is being delivered in accordance with Section 2.5 of that certain Sale and Servicing Agreement dated as of November 18, 2003 (as amended, modified or supplemented from time to time, the “Sale and Servicing Agreement”) by and between Capital One Auto Finance Trust 2003-B (the “Issuer”), Capital One Auto Receivables, LLC (the “Seller”), Capital One Auto Finance, Inc. (the “Servicer”) and JPMorgan Chase Bank (the “Indenture Trustee”). Terms not otherwise defined herein shall have the meanings ascribed thereto in the Appendix A to the Sale and Servicing Agreement. Reference is hereby made to the Funding Date to occur on             , 200[  ] (the “Subject Funding Date”).

By his or her signature below, each of the undersigned officers on behalf of the Servicer, the Seller, and the Issuer, as the case may be, certify to the Indenture Trustee and the Note Insurer that:

(a) the representations and warranties of the Seller contained in Section 2.2 of the Sale and Servicing Agreement with respect to the Subsequent Receivables to be acquired on the Subject Funding Date are true and correct as of the applicable date set forth on Schedule I to the Sale and Servicing Agreement;

(b) the representations and warranties of the Seller contained in Section 5.1 of the Sale and Servicing Agreement are true and correct as of the date hereof;

(c) the representations and warranties of the Servicer set forth in Section 6.1 of the Sale and Servicing Agreement are true and correct as of the date hereof; and

(d) the requirements stated in Section 2.5 of the Sale and Servicing Agreement regarding the Subsequent Receivables to be acquired on the Subject Funding Date have been met.

B-1

Date: , 200

CAPITAL ONE AUTO FINANCE TRUST 2003-B

By:	Capital One Auto Finance, Inc., as Administrator

By:
Name:
Title:

CAPITAL ONE AUTO FINANCE, INC.

By:
Name:
Title:

CAPITAL ONE AUTO RECEIVABLES, LLC

By:
Name:
Title:

B-2

EXHIBIT C

ASSIGNMENT PURSUANT TO SALE AND SERVICING AGREEMENT

[Date]

For value received, in accordance with the Sale and Servicing Agreement (the “Agreement”), dated as of November 18, 2003, by and between Capital One Auto Finance Trust 2003-B, a Delaware statutory trust (the “Issuer”), Capital One Auto Receivables, LLC, a Delaware limited liability company (the “Seller”), Capital One Auto Finance, Inc., a Texas corporation (“COAF”), and JPMorgan Chase Bank (the “Indenture Trustee”), on the terms and subject to the conditions set forth in the Agreement, the Seller does hereby irrevocably sell, transfer, assign and otherwise convey to the Issuer without recourse (subject to the obligations in the Agreement) on the date hereof, all right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under the Receivables set forth on the schedule of Receivables delivered by the Seller to the Issuer on the date hereof (such schedule, together with any other Schedule of Receivables delivered by Seller to the Issuer pursuant to the Agreement, the “Schedule of Receivables”), and the Collections after the related Cut-Off Date and the Related Security relating thereto, together with all of Seller’s rights under the Purchase Agreement and all proceeds of the foregoing, which sale shall be effective as of such Cut-Off Date.

The foregoing sale does not constitute and is not intended to result in an assumption by the Issuer of any obligation of the Seller or any Originator to the Obligors, the Dealers, insurers or any other Person in connection with the Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

This assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Agreement and is governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.

IN WITNESS HEREOF, the undersigned has caused this assignment to be duly executed as of the date first above written.

CAPITAL ONE AUTO RECEIVABLES, LLC

By:
Name:
Title:

C-1

EXHIBIT D

FORM OF SERVICER’S CERTIFICATE

D-1

EXHIBIT E

SPECIFIED SERVICING PRACTICES

E-1